WARRANT

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE DURING THE PERIOD BEGINNING ON APRIL 28, 2017 AND ENDING AT OR BEFORE 5:00 P.M. (TORONTO TIME) ON OCTOBER 28, 2021, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE NULL AND VOID AND OF NO FURTHER FORCE AND EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 1, 2017.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.

WARRANT

To acquire Common Shares of

POLYMET MINING CORP.
(a company existing pursuant to the laws of British Columbia)

Warrant
Certificate No. **012**

7,055,626
Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

THIS IS TO CERTIFY THAT, for value received,

GLENCORE AG, Baaermattstrasse 3, 6341 Baar, Switzerland

(the "**Warrantholder**") is the registered holder of the number of common share purchase warrants (the "**Warrants**") of PolyMet Mining Corp. (the "**Corporation**") specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture to purchase at any time after the date that is six (6) months following the date hereof and prior to 5:00 p.m. (Toronto time) (the "**Expiry Time**") on October 28, 2021 (the "**Expiry Date**"), subject to acceleration of the Expiry Date pursuant to Section 2.2 of the Warrant Indenture (as defined herein), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a "**Common Share**") for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Common Shares may only be exercised by the Warrant holder within the time set forth above by:

(a) duly completing and executing the exercise form (the "**Exercise Form**") attached hereto; and

(b) surrendering this warrant certificate (the "**Warrant Certificate**"), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the city of Toronto, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal offices as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be US$1.00 per Common Share (the "**Exercise Price**").

These Warrants and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**"), or the securities laws of any state of the United States. These Warrants may not be exercised by or on behalf of a U.S. person or a person in the United States unless the Warrants and the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available. Certificates representing Common Shares issued in the United States or to U.S. Persons will bear a legend restricting the transfer of such securities under applicable United States federal and state securities laws. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Warrants not then exercised. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the "**Warrant Indenture**") dated as of October 18, 2016, as amended, between the Corporation and Computershare Trust Company of Canada, as warrant agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as

if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal offices of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates reflecting in the aggregate the same number of Warrants as the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the all then outstanding Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Toronto, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of the 28 day of October, 2016.

POLYMET MINING CORP.

By: ______________________________
Authorized Signatory

Countersigned and Registered by:
COMPUTERSHARE TRUST COMPANY OF CANADA, as Warrant Agent
Toronto, Ontario

By: ______________________________
Authorized Signatory

Date: OCTOBER 28, 2016

FORM OF TRANSFER

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

____

____

(print name and address) the Warrants of PolyMet Mining Corp. (the "Corporation") represented by this Warrant Certificate and hereby irrevocable constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend substantially in the form set forth in Section 2.9(1)(a) of the Warrant Indenture, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐ (A) the transfer is being made only to the Corporation;

☐ (B) the transfer is being made outside the United States in compliance with Regulation S under the U.S. Securities Act (including, without limitation, the restrictions on and requirements for transfer applicable to securities originally acquired pursuant to Rule 903(b)(2) of Regulation S under the U.S. Securities Act), and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule "B" to the Warrant Indenture, or

☐ (C) the transfer is being made in compliance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A under the U.S. Securities Act and in accordance with applicable state securities laws; or

☐ (D) the transfer is being made (i) in compliance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 under the U.S. Securities Act and in accordance with applicable state securities laws, or (ii) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and in each case the Corporation and Warrant Agent shall first have received an opinion of counsel of recognized standing, or other evidence, in either case in form and substance reasonably satisfactory to the Corporation, to such effect.

☐ If transfer is to a U.S. Person, check this box.

DATED this ____ day of________________, 20__.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)	)	
	)	______________________ Signature of Transferor
______________________ Guarantor's Signature/Stamp	)	______________________ Name of Transferor

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ **Gift** ☐ **Estate** ☐ **Private Sale** ☐ **Other (or no change in ownership)**

Date of Event (Date of gift, death or sale): __ / __ / ____

Value per Warrant on the date of event: $ ______ . __ ☐ **CAD OR** ☐ **USD**

Warrants shall only be transferable in accordance with the Warrant Indenture and all applicable laws. Without limiting the foregoing, if the Warrant Certificate bears a legend restricting the transfer of the Warrants except pursuant to an exemption from registration under the U.S. Securities Act, this Form of Transfer must be accompanied by a Form of Declaration for Removal of Legend in the form attached as Schedule "B" to the Warrant Indenture (or such other form as the Corporation may prescribe from time to time), or a written opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to the effect that the transfer is exempt from registration under the U.S. Securities Act and applicable state securities laws.

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose

one of the following methods (although subject to change in accordance with industry practice and standards):

- Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.
- Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a "Signature & Authority to Sign Guarantee" Stamp affixed to the transfer (as opposed to a "Signature Guarantee" Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.
- Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

WARRANT EXERCISE FORM

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

TO: PolyMet Mining Corp. (the "**Corporation**")

AND TO: COMPUTERSHARE TRUST COMPANY OF CANADA (the "**Warrant Agent**")
100 University Avenue, 8th Floor,
Toronto, Ontario M5J 2Y1

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire ____________ (A) common shares of the Corporation.

Exercise Price Payable: ____
((A) multiplied by US$1.00, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐ The undersigned holder, at the time of exercise of the Warrants: (a) is not in the United States; (b) is not a U.S. person; (c) is not exercising the Warrants on behalf of a U.S. person or a person in the United States; and (d) represents and warrants that the exercise of the Warrants and the acquisition of the Common Shares occurred in an "offshore transaction" (as defined in Rule 902(h) of Regulation S under the United States Securities Act of 1933, as amended (the "**U.S. Securities Act**")).

B. ☐ The undersigned holder (a) purchased Units directly from the Corporation for its own account or the account of another "accredited investor", as that term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act (an "**Accredited Investor**"), pursuant to an executed Unit subscription agreement for the purchase of Units; (b) is exercising the Warrants solely for its own account or the account of such other Accredited Investor for whose account such holder exercises sole investment discretion; (c) was an Accredited Investor, both on the date the Units were purchased from the Corporation and on the date of the exercise of the Warrants; and (d) if the Warrants are being exercised on behalf of another person, the undersigned holder represents, warrants and certifies that such person was the beneficial purchaser for whose account the undersigned holder originally acquired Units upon the exercise of which the Warrants were acquired and was an Accredited Investor, both on the date the Units were purchased from the Corporation and on the date of the exercise of the Warrants.

C. ☐ The undersigned holder has delivered to the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the exercise of the Warrants and the issuance of the Common Shares are exempt from registration under the U.S. Securities Act and any applicable state securities laws.

The undersigned holder understands that unless Box A above is checked, the certificate representing the common shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from such registration is available (in the form set out in the Warrant Indenture and the subscription documents). "U.S. person" and "United States" are as defined in Regulation S under the U.S. Securities Act. "U.S. Purchaser" is (a) any U.S. person that purchased Units, (b) any person that purchased Units on behalf of any U.S. person or any person in the United States, (c) any purchaser of Units that received an offer of the Units while in the United States, (d) any person that was in the United States at the time the purchaser's buy order was made or the subscription agreement for Units was executed or delivered. "Units" means the units of the Corporation that were issued in a private placement financing which closed on October 18, 2016, with each unit consisting of one Common Share and one-half (½) of one Warrant.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Corporation will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify the Corporation promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full	**Address(es)**	**Number of Common Shares**
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________
____________________	____________________	____________________

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all exigible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to **PolyMet Mining Corp. c/o Computershare Trust Company of Canada (original copy).**

DATED this ____day of_____, 20__.

______________________________	)	______________________________
Witness	)	(Signature of Warrantholder, to be the same as it appears on the face of this Warrant Certificate. If an entity, the signatory represents that he or she has authority to bind such entity and duly execute this form.)

____
Name of Warrantholder

☐ Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.